Exhibit 99.1

Form 3-Continuation Sheet — Joint Filer Information

This Statement on Form 3 is filed by Ares Corporate Opportunities Fund II, L.P., ACOF Management II, L.P., ACOF Operating Manager II, L.P., Ares Management, Inc. and Ares Partners Management Company LLC. The principal business address of each of the Reporting Persons is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

Name of Designated Filer:  Ares Corporate Opportunities Fund II, L.P.
Date of Event Requiring Statement:  July 27, 2006
Issuer Name and Ticker or Trading Symbol:  WCA Waste Corporation (WCAA)

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:     ACOF MANAGEMENT II, L.P.,
           Its General Partner

By:     ACOF OPERATING MANAGER II, L.P.,
           Its General Partner

By:  ARES MANAGEMENT, INC.,
        Its General Partner

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ACOF MANAGEMENT II, L.P.

By:     ACOF OPERATING MANAGER II, L.P.,
         Its General Partner

         By:     ARES MANAGEMENT, INC.,
                  Its General Partner

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ACOF OPERATING MANAGER II, L.P.

By:     ARES MANAGEMENT, INC.,
           Its General Partner

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ARES MANAGEMENT, INC.

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ARES PARTNERS MANAGEMENT COMPANY LLC

By: /s/ Antony P. Ressler
Name: Antony P. Ressler